ASSIGNMENT AGREEMENT

This Agreement made as of this 15th day of March, 2000.

Between:

MultiCyber Internet Ltd.,
a company duly incorporated in the Province of British Columbia, Canada having its registered office at #1200 - 543 Granville Street, Vancouver, B.C. V6C 1X8

(the "Assignor")

And:

Meredon International, Inc.
a company duly incorporated in the State of Nevada, United States of America, having its registered office at 3930 Howard Huges Parkway, Suite 100, Las Vegas, Nevada 89109

(the "Assignee")

WHEREAS:

A. The Assignor is an Internet company and carries the business of multilingual, multimedia and multilink Internet services, development and commercialization of Internet related application programs and Internet related information and communications projects in China and other Asian countries.

B. Pursuant to a Collaborative Agreement (the "Collaborative Agreement") entered into between the Assignor and Shanghai Information Tower Co. Ltd. ("SIT") on September 28, 1999, the Assignor and SIT will jointly develop and operate the Shanghai Broadband Network Information Services Joint Venture (the "Joint Venture").

C. The Assignee is interested in the Joint Venture project and intends to acquire all the Assignor's right, title and interest in and to the Collaborative Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of good and valuable considerations, the parties hereto agree as follows:

1. Assignment

The Assignor hereby assigns, transfers and sets over unto the Assignee the entire right, title and interest in and to the Collaborative Agreement, including the right to acquire 70% of equity interest in the Joint Venture project for the sum of US$100,000.00 (the "Assignment Price") and the related feasibility study reports and business plan for or in connection with the Joint Venture project. The Assignor hereby acknowledges the receipt of the Assignment Price.

2. Assignee's Covenants

The Assignee covenants and agrees with the Assignor to perform and observe all covenants, agreements and conditions therein contained in the Collaborative Agreement to be performed and observed by the Assignor.

3. Assignor's Representations

The Assignor has not previously assigned the Collaborative Agreement and has good right, full power and authority to assign entire right, title and interest in and to the Collaborative Agreement in the manner aforesaid according to the true intent and meaning of this Assignment.

4. Governing Law

This Agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia, Canada and the applicable Federal laws of Canada in effect in the said Province.

5. Enurement

This Agreement shall be binding upon and shall enure to the benefits of the successors and assigns of the respective parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment Agreement under the hands of its proper officers duly authorized for the purpose thereof as of the date first above written.

MULTICYBER INTERNET LTD.

By: /s/ signed
Authorized Signatory

MERENDON INTERNATIONAL, INC.

By: /s/ signed
Authorized Signatory